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                                                        Exhibit 10.6


                               MARKETING AGREEMENT
                               -------------------

     AGREEMENT made this 30th day of September, 1998 between THE MUSIC CONNECTION CORPORATION for its "Music Maker" custom music CD compilation service, having an office at 1831 Wiehe Avenue, Suite 128, Reston, Virginia 20190 (herein called "Music") and Platinum Entertainment, Inc., 2001 Butterfield Road - Suite 1400, Downers Grove, IL 60515 (herein called "Platinum").

     Music and Platinum desire to engage in certain joint marketing activities in connection with the exploitation of sound recordings owned or controlled by Platinum by means of custom compilation compact discs produced by Music and the electronic transmission by Music of audio files featuring such sound recordings by means of the Internet to personal computers for individual use. The parties hereby agree as follows:

     1. Definitions.
        -----------

        (a) "Custom CDs" shall mean compilation compact discs produced on a custom basis for individual consumers, each consisting of Selections requested separately by the customer concerned, from which sounds, without visual images, can be perceived, reproduced or otherwise communicated, and shall include the object in which sounds are so fixed.

        (b) "Audio File" shall mean a Master in the form of a digitized computer file capable of being transmitted electronically from Music's Site (as hereinafter defined) as separately requested on a custom basis to a personal computer for playback or reproduction on a CD-R.

        (c) "Masters" shall mean the sound recordings of individual musical compositions that comprise the entire repertoire of sound recordings that are owned or controlled by Platinum or its subsidiaries, and with respect to which Platinum presently has the right to license to Music during the Term the rights to manufacture, advertise, market, distribute, and sell Custom CDs embodying such basic source material coupled with sound recordings from other sources. "Masters" shall also mean all other sound recordings, which Platinum acquires or clears licensing rights with respect to after the commencement of and during the Term.

        (d) "Territory" shall mean the world.

        (e) "Platinum's Identity" shall mean Platinum's tradenames, trademarks, trade dress, and other elements of Platinum's trade identity, in the approved form and style to be furnished by Platinum.

        (f) "Selection" shall mean an individual sound recording as designated by Music to its customers, whether sold for inclusion on a Custom CD or as an Audio File.
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Musicmaker -w- Platinum
September 30, 1998

     2. Business Arrangements
        ---------------------

        (a) During the term of this Agreement, Music will offer Custom CDs, featuring Masters and Audio Files, for sale to its customers from its Internet computer service presently known as MUSICMAKER, having the URL of http://www.musicmaker.com (the "Music Site").

        (b) Music and Platinum will design and implement an interface and links between the Music Site and Platinum's Internet computer service having the URL of http://www.platinumcd.com (the "Platinum Site") for the purpose of providing visitors to the Platinum Site access to the Music Site in order to select and order Custom CDs and Audio Files, and to enable them to return to the Platinum Site. The design and implementation of the interface and links will be mutually approved by Music and Platinum.

        (c) Music will manufacture Custom CDs and transmit Audio Files sold to customers accessing the Music Site from the Platinum Site ("Platinum Customers"), conforming to the same quality standards as the units or music files of the highest quality that Music distributes to other customers. Music will also process all orders for Custom CDs and Audio Files placed by Platinum Customers, including every aspect of each transaction, including, but not limited to, receipt, credit card authorization processing, fulfillment, billing, collection of payments, tracking, transaction security, and all customer service functions. Music will also obtain all licenses or other authorization and make all royalty and other payments required in connection with the Custom CDs and Audio Files distributed under this Agreement, including authorizations from and payments to owners of copyright in the sound recordings and musical compositions reproduced in them. All sales to Platinum Customers under this Agreement will be conducted as transactions between the Platinum Customers and Music, and Platinum shall not be a party to them. Music will not make any use of names or addresses of Platinum Customers or other information about them that Music acquires in the course of its activities under this Agreement, except for the limited purpose of servicing their orders as required hereunder. Music agrees that all information concerning customers of Music who purchase Selections embodying Masters, whether compiled in Custom CDs or as Audio Files, shall be available to Platinum at its request without cost to Platinum for use by Platinum at its election, subject only to any restrictions imposed on information concerning customer orders obtained from Columbia House in existence as of the date of this Agreement.

        (d) Platinum will display Music's MUSICMAKER icon on the Platinum Site as a link to the Music Site, and will otherwise promote the availability of Custom CDs and Audio Files from the

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Musicmaker -w- Platinum
September 30, 1998

Music Site by means mutually agreeable to Music and Platinum. Music will display Platinum's icon on the Music Site as a link to the Platinum Site. During the period the Masters are licensed by Platinum to Music on an exclusive basis, Platinum will not authorize any other supplier of Custom CDs to offer them through the Platinum Site.

        (e) During the term of this Agreement, Platinum agrees to properly maintain the Platinum Site and all links to the Music Site, and Music agrees to properly maintain the Music Site and all links to the Platinum Site, so as to fulfill the purposes and intent of this Agreement.

     3. Term of Agreement
        -----------------

        (a) The initial term of the Agreement shall mean a period of five (5) years commencing on the date hereof (the "Initial Term"). The parties hereto agree that the Initial Term of the Agreement shall be automatically extended for additional consecutive periods of one (1) year each unless either party elects to terminate the Agreement, which election may be exercised by either party by written notice to the other of its election to do so delivered at any time prior to the expiration of the Initial Term or any option term.

        (b) Notwithstanding the foregoing, the term of this Agreement shall be co-terminous with the term of the Licensing Agreement between Platinum and Music dated as of September 30, 1998 (the "Licensing Agreement") and shall terminate automatically and without further notice upon the date of the termination of the Licensing Agreement.

        (c) No breach of this Agreement by either party shall be deemed material unless the party claiming a breach serves written notice thereof on the other party, specifying the nature thereof, and the party receiving notice fails to cure such breach, if any, within thirty (30) days after receipt thereof.

     4. Payments to Platinum
        --------------------

     Music will pay to Platinum a share of its proceeds derived from the sale of Custom CDs and Audio Files in accordance with this Paragraph 4.

        (a) Music shall pay the following amounts of Net Profits to Platinum:

            (i) Music shall pay to Platinum fifty percent (50%) of the Net Profits ("Exclusive Base Net Profit Share") realized

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Musicmaker -w- Platinum
September 30, 1998

from all orders received by Music from all customers other than those customers identified in Paragraph 4(a) (iii) for Selections embodying Masters licensed to Music by Platinum on an exclusive basis.

         (ii) Music shall pay to Platinum twenty percent (20%) of the Net Profits ("Nonexclusive Base Net Profit Share") realized from all orders received by Music from all customers other than those customers identified in Paragraph 4(a)(iii) for Selections embodying Masters licensed to Music by Platinum on a non-exclusive basis.

         (iii) Music shall pay to Platinum sixty six and two-thirds percent (66 2/3%) of the Exclusive Base Net Profit Share or Nonexclusive Base Net Profit Share, as applicable, for all Net Profits realized from all orders received by Music for Selections embodying Masters from customers electronically linked or referred to Music under a profit-sharing joint marketing agreement with Columbia House, N2K, or other profit-sharing joint marketing partner of Music receiving equivalent consideration from Music as that received by Columbia House or N2K (individually and collectively "Marketing Partner"), and from all orders generated through print or direct mail promotions by such Marketing Partners to their customers.

     (b) "Net Profits", for purposes of this Agreement, shall mean all revenue derived by Music in connection with the sale of Masters on Custom CDs or as Audio Files (excluding shipping and handling charges and transactional taxes), less only the following:

         (i) royalty obligations to parties other than Music for master use fees and mechanical licenses;

         (ii) a $.10 per Master charge for orders originating from print advertising and direct mail; and

         (iii) the proportionate cost of (A) the actual per unit manufacturing cost of a Custom CD, including the disc, jewel case, tray card, cover insert, and thermal printing on the disc, tray card, and cover insert ("Manufacturing Costs"), and (B) Music's out-of-pocket costs associated with on-line hosting of the Music Site, management of the Music Site, and on-line storage of files ("Site Costs"). The amount of Manufacturing Costs and Site Costs charged to determine Net Profits shall be determined by multiplying the total of all such costs for the applicable accounting period by a fraction, the numerator of which shall be the number of Selections embodying Masters sold during the applicable accounting period and the denominator of which shall be the total number of Selections sold during the applicable

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Musicmaker -w- Platinum
September 30, 1998

accounting period;

provided, however, that (A) in no event shall the total costs described above in Paragraphs 4 (b) (i), (ii), and (iii) for a Custom CD for purposes of determining Net Profits exceed the amount of $4.00; and (B) in no event shall Music's indirect costs or general overhead, or the amount of profits payable to any third party, be included in the calculation of Net Profits.

        (c) Music shall pay to Platinum twenty percent (20%) of all proceeds net of shipping and handling fees realized by Music from all orders for Selections embodying sound recordings other than Masters from customers electronically linked or referred to Music by Platinum or any affiliate of Platinum.

     5. Statements
        ----------

        During the Term, Music shall quarterly compute all amounts due pursuant to Paragraphs 4(a) and 4(c) hereunder, and send a separate statement thereof for each to Platinum within thirty (30) days following the end of each calendar quarter period. With respect to the amounts due pursuant to Paragraph 4 (a), each statement shall show the number of units of Selections embodying Masters (on a Master-by-Master basis) sold, the price at which each Selection was sold, and all costs applied to determine Net Profits, identified by category and amount. Together with each such statement, Music shall supply Platinum with copies of all invoices supporting all costs applied to determine Net Profits. With respect to the amounts due pursuant to Paragraph 4(c), each statement shall show the number of units of Selections sold and the price at which each Selection was sold. Each statement prepared pursuant to Paragraphs 4(a) and 4(c) shall be accompanied with the payments shown to be due thereon. Music may establish reasonable reserves for unpaid or returned records. Such reserves shall become payable by the payment date of the accounting period immediately following the accounting period in which such reserves were established. Music shall keep an accurate and auditable account of its sales, expenses, payments, and Net Sales under this Agreement, and will retain all records concerning those sales, expenses, payments, and Net Sales for the period of Platinum's right to audit such records. Platinum shall have the right, upon thirty (30) days prior notice in writing, to audit and copy Music's books and records pertaining to Music's statements hereunder and the computation of Net Profits and other payments payable to Platinum once each calendar year during the Term and once within three (3) years of the end of the Term. Any such audit may be conducted only once with respect to any particular statement, shall be made during regular business hours where Music's books and records are regularly maintained, and shall be conducted on

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Musicmaker -w- Platinum
September 30, 1998

Platinum's behalf at its expense by a Certified Public Accountant familiar with record industry accounting practices. Any payment not made when due shall bear simple interest at an annual rate equivalent to the Prime Rate of interest reported from time to time by the Wall Street Journal, plus Two Percent (2%), for the period commencing when the payment should have originally been made to Platinum and ending on the date of payment in full. All royalty statements and accounts shall be binding upon Platinum unless Platinum specifically objects to such statement or accounts in writing within thirty-six (36) months from the date rendered. Platinum will be foreclosed from maintaining any action with respect to any statement or accounting unless such action is commenced against Music in a court of competent jurisdiction within forty-eight (48) months after such statement or account is rendered.

     6. Force Majeure
        -------------

        In the event that Music's manufacture and sale of Custom CDs is interrupted for any cause beyond the reasonable control of the Music, such as war, fire, earthquake, strike, civil commotion, or acts of any government, then Music, at its option, may extend the Term for a period equal to the length of the interruption, not, however, to exceed six (6) months.

     7. General Warranties and Representations
        --------------------------------------

        (a) Platinum warrants and represents it has the right to enter this Agreement and to perform all of the obligations to be performed by it hereunder.

        (b) Music warrants and represents it has the right to enter this agreement and to perform all of the obligations to be performed by it hereunder.

     8. Indemnities
        -----------

        (a) Platinum indemnifies and agrees to hold Music harmless from and against any damages awarded in any judgment entered against Music, together with the reasonable costs, expenses, and reasonable counsel fees of Music, by reason of any breach of the warranties above set forth by Platinum or by reason of any claim or claims made by any person or persons arising from the act or ommission of Platinum with respect to the manufacture, promotion, distribution, advertising, and sale of Records hereunder or any failure of Platinum to perform its obligations hereunder (except to the extent such damages resulted from Platinum's reliance upon information supplied by Music). Music shall promptly notify Platinum in writing of any such claim or litigation. Platinum may,

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Musicmaker -w- Platinum
September 30, 1998

at its option, assume the handling, settlement, or defense of any such claim or litigation, in which event the obligation of Platinum shall be limited to holding Music harmless from and against any final judgment paid on account thereof or any settlement effected by Platinum.

        (b) Music indemnifies and agrees to hold Platinum harmless from and against any damages awarded in any judgment entered against Platinum, together with the reasonable costs, expenses, and reasonable counsel fees of Platinum, by reason of any breach of the warranties above set forth by Music or by reason of any claim or claims made by any person or persons arising from the act or ommission of Music with respect to the manufacture, promotion, distribution, advertising, and sale of Records hereunder or any failure of Music to perform its obligations hereunder (except to the extent such damages resulted from Music's reliance upon information supplied by Platinum). Platinum shall promptly notify Music in writing of any such claim or litigation. Music may, at its option, assume the handling, settlement, or defense of any such claim or litigation, in which event the obligation of Music shall be limited to holding Platinum harmless from and against any final judgment paid on account thereof or any settlement effected by Music.

     9. Notices
        -------

        All notices required to be given to a party hereto must be sent to the address for the party first mentioned herein or to such new address, if changed, as described below, in order to be effective. All payments and statements will be sent to Platinum at Platinum's address mentioned herein. Each party may change its respective address hereunder by notice in writing to the other. All notices shall be served by depositing them addressed as aforesaid, postage prepaid, in the mail, by delivering them by facsimile (with confirmation of receipt) or by delivering them, charges prepaid. Any notices served by mail shall be certified or registered with return receipt requested. The date of mailing of any such notice, the date of delivery thereof, or the date of sending by facsimile of any such notice shall constitute the date of service.

     10. Assignment
         ----------

         This Agreement is personal to the parties and may not be assigned without the consent of the other party, except that Music and Platinum may assign this Agreement, in whole or in part, to its parent, to any subsidiary corporations of such party, to any affiliated company, or to any company by which it is acquired, and such rights may be assigned by an assignee thereof to a similar

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September 30, 1998

assignee, provided that such assignment shall not release or alter any liability, undertaking, or obligation of either party hereunder. This Agreement and all rights and obligations hereunder shall be binding upon the successors, assigns, and legal representatives of both parties.

     11. Merger
         ------

         This Agreement sets forth the entire Agreement between the parties as to the subject matter hereof, and neither party shall be bound by any amendment or modification hereto except as may be set forth subsequent to the date hereof in writing signed by a properly authorized representative of both parties.

     12. Governing Law & Jurisdiction
         ----------------------------

         This Agreement shall be governed by and be construed in accordance with the internal law of the State of Illinois.

     13. Confidentiality
         ---------------

     The terms and conditions hereof are confidential to the parties hereto. The parties may disclose this Agreement to their employees, officers, directors, attorneys, and accountants, all of whom shall be bound by the aforesaid confidentiality requirement.


The parties may also disclose this Agreement if so required by a governmental agency or by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth above.


                                   THE MUSIC CONNECTION CORPORATION



                                   By: /s/ Robert Bernardi
                                      ------------------------------------------
                                       An Authorized Signer

                                   PLATINUM ENTERTAINMENT, INC.


                                   By: /s/ Platinum Entertainment, Inc.
                                      ------------------------------------------
                                       An Authorized Signer

                                   Federal ID No. 36-38032328
                                                  ------------------------------

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